                                                                Exhibit 10.10



                            INDEMNIFICATION AGREEMENT



         This Agreement made as of ___________, 1999, between Lanier Worldwide, Inc., a Delaware corporation (the "Company") and ____________________, a director, officer, employee or agent of the Company (the "Indemnitee");

         WHEREAS, the Company and the Indemnitee are each aware of conditions in the insurance industry that have affected and may continue to affect the Company's ability to obtain appropriate directors' and officers' liability insurance on an economically acceptable basis;

         WHEREAS, the Company and the Indemnitee are also aware of the exposure to litigation of officers, directors, employees and agents of corporations as such persons exercise their duties to the Company;

         WHEREAS, the Company desires to continue to benefit from the services of highly qualified and experienced persons such as the Indemnitee;

         WHEREAS, the Indemnitee desires to serve or to continue to serve the Company as a director, officer, employee or agent, including service at the request of the Company as a director, officer or trustee of another corporation, joint venture, trust or other enterprise, for so long as the Company continues to provide on an acceptable basis indemnification against certain liabilities and expenses which may be incurred by the Indemnitee.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. INDEMNIFICATION. The Company shall indemnify the Indemnitee with respect to his activities as a director, officer or employee of the Company or as a person who is serving or has served at the request of the Company ("Agent") as a director, officer or trustee of another corporation, joint venture, trust or other enterprise against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him ("Expenses") in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), to which he was, is, or is threatened to be made a party by reason of facts which include his being or having been such a director, officer, employee or agent to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

         (a) The benefits provided by the Company's Certificate of Incorporation or By-Laws in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit I;

         (b) The benefits provided by the Company's Certificate of Incorporation or By-Laws or their equivalent in effect at the time Expenses are incurred by Indemnitee;

         (c) The benefits allowable under Delaware law in effect at the date hereof;

         (d) The benefits allowable under the law of the jurisdiction under which the Company exists at the time Expenses are incurred by the Indemnitee;

         (e) The benefits available under liability insurance obtained by the Company; and

         (f) Such other benefits as may be otherwise available to Indemnitee under then existing practices of the Company.

         A combination of two or more of the benefits provided by (a) through
(f) shall be available only to the extent that the Applicable Document, as hereafter defined, does not require that the benefits provided therein must be exclusive of other benefits. The document or law providing for the benefits listed in items (a) through (f) above is called the "Applicable Document" in this Agreement. The Company hereby undertakes to assist Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under items
(a) through (f) above.

2. INSURANCE. The Company shall maintain directors' and officers' liability insurance for so long as Indemnitee's services are covered hereunder, provided and to the extent that such insurance is available on a commercially reasonable basis. In the event the Company maintains directors' and officers' liability insurance, Indemnitee shall be named as an insured in such manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers or directors. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made under an insurance policy shall reduce the obligations of the Company hereunder.

3. PAYMENT OF EXPENSES. At Indemnitee's request, the Company shall pay the Expenses when incurred by Indemnitee upon receipt of an undertaking in the form of Exhibit II attached hereto by or on behalf of Indemnitee to repay such amounts so paid on his behalf if it shall ultimately be determined under the Applicable Document that he is not entitled to be indemnified by the Company for such Expenses. That portion of Expenses which represents attorneys' fees and other costs incurred in defending any Proceeding shall be paid by the Company within thirty (30) days of its receipt of such request, together with such reasonable documentation evidencing the amount and nature of such Expenses as the Company shall require, subject to its also receiving such undertaking.

4. ADDITIONAL RIGHTS. The indemnification provided in this Agreement shall not be deemed exclusive of any other indemnification or rights to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director, employee or agent as described in Paragraph 1 above with respect to Proceedings relating to or arising out of Indemnitee's acts or omissions during his service in such position.

5. NOTICE TO COMPANY. Indemnitee shall provide to the Company prompt written notice of any proceeding brought, threatened, asserted or commenced against Indemnitee with respect to which Indemnitee may assert a right to indemnification hereunder. Indemnitee shall not make any admission or effect any settlement without the Company's written consent unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement. The Company shall not settle any Proceeding to which Indemnitee is a party in any manner which would impose any penalty on Indemnitee without his written consent. Neither Indemnitee nor the Company will unreasonably withhold consent to any proposed settlement. Indemnitee shall cooperate to the extent reasonably possible with the Company and/or its insurers, in attempts to defend and/or settle such Proceeding.

6. ASSUMPTION OF DEFENSE. Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume Indemnitee's defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Company. After notice from the Company to Indemnitee of the Company's election so to assume such defense, the Company will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at Indemnitee's expense unless:

         (a) The employment of counsel by Indemnitee has been authorized by the Company;

         (b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Company in the conduct of the defense of such Proceeding; or

         (c) The Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (b) above.

7.       ARBITRATION AND ENFORCEMENT.

         (a) In the event that any dispute or controversy shall arise between Indemnitee and the Company with respect to whether the Indemnitee is entitled to indemnification in connection with any Proceeding or with respect to the amount of Expenses incurred, such dispute or controversy shall be submitted by the parties to binding arbitration before a single arbitrator at Atlanta, Georgia. If the parties cannot agree on a designated arbitrator fifteen (15) days after arbitration is requested in writing by either of them, the arbitration shall proceed before an arbitrator appointed by, and in accordance with the rules then in effect of, one of the following bodies, which shall be chosen by the initiator of such arbitration:

                  (i) the American Arbitration Association;
                  (ii) the CPR Institute for Dispute Resolution; or
                  (iii) Judicial Arbitration and Mediation Services, Inc.

         The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof.

         (b) Reasonable expenses incurred by Indemnitee in connection with his request for indemnification hereunder shall be borne by the Company, unless Indemnitee is determined according to the preceding paragraph of this Section 7 not to be entitled to indemnification for any liability or expense hereunder. In the event that Indemnitee is a party to or intervenes in any proceeding in which the validity of this Agreement is at issue or seeks an award in arbitration pursuant to the preceding paragraph of this Section 7 to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any expenses actually and reasonably incurred by him.

         (c) In any proceeding in which the validity or enforceability of this Agreement is at issue, or in which Indemnitee seeks an award in arbitration to enforce his rights hereunder, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification hereunder.

8. EXCLUSIONS. No indemnification, reimbursement or payment shall be required of the Company hereunder:

         (a) With respect to any claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to have acted with bad faith, willful misfeasance, or willful disregard of his duties, except to the extent that such court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper; or

         (b) With respect to any obligation of Indemnitee under Section 16(b) of the Exchange Act.

9. EXTRAORDINARY TRANSACTIONS The Company covenants and agrees that, in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the

Company (each such event is hereinafter referred to as an "extraordinary transaction"), the Company shall use its best efforts to:

         (a) Obtain insurance in Indemnitee's favor from a reputable insurance carrier in reasonable amounts (if such insurance is available at commercially reasonable rates) for a period of not less than one (1) year from the date of such extraordinary transaction against any liability to which the indemnification provided in this Agreement relates;

         (b) Have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or

         (c) Otherwise adequately provide for the satisfaction of the Company's obligations under this Agreement, in a manner acceptable to Indemnitee.

10. NO PERSONAL LIABILITY. Indemnitee agrees that neither the Directors, nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

11. SEVERABILITY. If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

12. GOVERNING LAW. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

13. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by registered mail with postage prepaid:

         (a)      If to the Company, to:
                  Lanier Worldwide, Inc.
                  2150 North Park Lake Drive
                  Tucker, GA  30084
                  Attention:  Secretary

         (b)      If to Indemnitee, to:

                  _________________________
                  _________________________
                  _________________________

14. TERMINATION. This Agreement may be terminated by either party upon not less than sixty (60) days prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations of Company hereunder with respect to Indemnitee's activities prior to the effective date of termination. Indemnitee's right to indemnification and advancement of expenses pursuant to this Agreement shall continue regardless of whether Indemnitee has ceased for any reason to be a director of the Company and shall inure to the benefit of the heirs of Indemnitee and the executors and administrators of Indemnitee's estate.

         This Agreement is and shall be binding upon and shall inure to the benefits of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


INDEMNITEE                                       LANIER WORLDWIDE, INC.


_______________________                          _____________________________
Name:                                            Chairman, President and
Title:                                           Chief Executive Officer